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                                                                     EXHIBIT 1.1


                       ENLIGHTEN SOFTWARE SOLUTIONS, INC.
                              700,000 Common Shares
                            SELLING AGENCY AGREEMENT

                                                                    May 20, 1998

BREAN MURRAY & CO., INC.
570 Lexington Avenue
New York, New York 10022-6822

Ladies and Gentlemen:

        ENLIGHTEN SOFTWARE SOLUTIONS, INC., a California corporation (the "Company"), proposes to sell to the public an aggregate of 700,000 shares (the "Shares") of the Common Stock, no par value, of the Company (the "Common Stock"). You have advised the Company that you agree to use your best efforts, as a nonexclusive selling agent of the Company (the "Selling Agent"), to solicit purchasers for the Shares among institutional and other investors acceptable to the Company and, as the Company's broker, to effect and confirm purchases of the Shares.

        The Company hereby confirms as follows its agreement with the Selling
Agent:

        1.      Definitions.

                (a) The term "Registration Statement" means the registration statement on Form SB-2 (Registration No. 333-50655) relating to the Shares at the time such registration statement became effective (the "Effective Date"), together with any registration statement filed by the Company pursuant to Rule 462(b) of the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Act"), including all financial statements and schedules and all exhibits, documents incorporated therein by reference and all information contained in any final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or in a term sheet described in Rule 434 of the Rules and Regulations in accordance with
Section 5 hereof and deemed to be included therein as of the Effective Date by Rule 430A of the Rules and Regulations.

                (b) The term "Preliminary Prospectus" as used herein means a preliminary prospectus relating to the Shares included at any time as part of the Registration Statement or any


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amendment thereto before it became effective under the Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(a) of the Rules and Regulations.

                (c) The term "Prospectus" means the prospectus relating to the Shares as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date. References herein to any document or other information incorporated by reference in the Registration Statement shall include documents or other information incorporated by reference in the Prospectus (or if the Prospectus is not in existence, in the most recent Preliminary Prospectus). References herein to any Preliminary Prospectus or the Prospectus shall be deemed to include all documents and information incorporated by reference therein and shall be deemed to refer to and include any documents and information filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, and so incorporated by reference, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        2.      Solicitation by the Selling Agent of Offers to Purchase.

                (a) Subject to the terms and conditions herein set forth, the Selling Agent will use its best efforts to solicit offers to purchase the Shares upon the terms and conditions set forth in the Prospectus. The Selling Agent understands that its appointment is nonexclusive.

                (b) Subject to the right of the Company or the Selling Agent to reject offers in whole or in part, the Company agrees to sell the Shares, on an any or all basis, to each purchaser whose offer is accepted at a price of at least $3.625 per share. The Company agrees to pay the Selling Agent a commission equal to $0.25 for each of the Shares so sold. Upon the execution of this Agreement, the Selling Agent shall communicate to the Company all offers to purchase the Shares by prospective buyers. The Company shall have the right to accept offers to purchase the Shares and may reasonably reject any offer in whole or in part. The Selling Agent shall continue to make offers to sell the Shares for up to 5 business days after the date of this Agreement, subject to extension of up to 10 business days by agreement of the Company and the Selling Agent. In seeking purchasers for the Shares, it is understood and agreed that
(1) the Selling Agent may select other dealers to act as its sub-agent who are members of the National Association of Securities Dealers, Inc. (the "NASD") or foreign dealers who are not eligible for NASD membership and who agree not to solicit purchasers for the Shares in the United States or purchasers they have reason to believe are residents of the United States, and (2) the Selling Agent may pay any such dealers a commission for Shares sold to purchasers obtained by such dealers, which commission shall be paid by the Selling Agent from the commission paid to the Selling Agent by the Company.

        3.      Delivery and Payment.

                (a) Delivery of the Shares shall be made to the Selling Agent or a clearing broker designated by it for delivery by the Selling Agent, acting solely as the agent of the


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Company, to the purchasers thereof at the office of the Selling Agent, 570
Lexington Avenue, New York, New York 10022-6822, and in exchange therefor payment of the purchase price shall be made to the Company by wire transfer of immediately available funds to the Company's account at _______________________________ after deduction of the commission referred to above and after provision for estimated reimbursable expenses (the "Closing"). Such delivery and payment shall be made at 10:00 a.m., New York time, on the third business day following the date of this Agreement, or at such other time on such other date as may be agreed upon by the Company and the Selling Agent (such date is hereinafter referred to as the "Closing Date"). Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Selling Agent hereunder.

                (b) Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Selling Agent shall request at least two business days prior to the Closing Date by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date, as the case may be.

                (c) The cost of original issue tax stamps, if any, in connection with the issuance, sale and delivery of the Shares by the Company to the purchasers shall be borne by the Company. The Company will pay and save the Selling Agent and the purchasers of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal or state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the issuance, sale or delivery to the purchasers of the Shares.

        4. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or if this Agreement shall be terminated by the Company pursuant to any provisions hereof, the Company will reimburse the Selling Agent for its counsel fees and expenses incurred by it in connection herewith up to an aggregate amount of $10,000.

        5.      Indemnification and Contribution.

                (a) The Company agrees to indemnify and hold harmless the Selling Agent, the directors, officers, employees and agents of the Selling Agent and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which they, or any of them, may become subject under the Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon


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written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission, the NASD or any securities association or securities exchange (each, an "Application"), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Selling Agent and each such other person for any legal or other expenses reasonably incurred by the Selling Agent or such other person in connection with investigating, defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Selling Agent (or any such other person) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that the Selling Agent failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that the Company might otherwise have. The Company will not, without the prior written consent of the Selling Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Selling Agent or any person who controls the Selling Agent within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Selling Agent and each such other person from all liability arising out of such claim, action, suit or proceeding.

                (b) The Selling Agent will indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which they, or any of them, may become subject under the Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application, or (ii) the omission or the alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made or omitted to be made in


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reliance upon and in conformity with written information furnished to the
Company by the Selling Agent expressly for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, the Company and each such other person for any legal or other expenses reasonably incurred by the Company and each such other person in connection with investigating, defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. The Company acknowledges that, for all purposes under this Agreement, the information set forth in the first sentence of the second paragraph under the heading "Plan of Distribution" (insofar as such information relates to the Selling Agent) of any Preliminary Prospectus and the Prospectus constitutes the only information furnished in writing to the Company by the Selling Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Selling Agent might otherwise have. The Selling Agent will not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Company and each such other person from all liability arising out of such claim, action, suit or proceeding.

                (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party or parties under this Section 5, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it or them from any liability which it or they may have to any indemnified party under the foregoing provisions of this Section 5 or otherwise unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against an indemnified party, the indemnifying party or parties against which a claim is made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party or parties and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or parties, the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party or parties to such indemnified party of its or their election so to assume the defense thereof and approval by such


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indemnified party of counsel appointed to defend such action, the indemnifying party or parties will not be liable to such indemnified party under this Section 5 for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party or parties shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Selling Agent in the case of paragraph (a) of this Section 5, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or parties. After such notice from the indemnifying party or parties to such indemnified party, the indemnifying party or parties will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party or parties.

                (d) If the indemnification provided for in the foregoing paragraphs of this Section 5 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering of the Shares or (ii) if, but only if, the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the indemnifying party or parties on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Selling Agent, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Selling Agent, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Agent, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Agent agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities (or actions in respect thereof) referred to above in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), the Selling Agent shall not be required to contribute any amount


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in excess of the amount by which the commissions applicable to the Shares sold by the Selling Agent exceeds the amount of any damages that the Selling Agent has otherwise been required to pay in respect of the same or any substantially similar claim. Notwithstanding the provisions of this Section 5(d), the Company shall not be required to contribute any amount in excess of the amount by which the total proceeds received by it from the sale of the Shares under this Agreement, before deducting expenses, exceeds the aggregate amount of any damages that the Company has otherwise been required to pay in respect of the same or any substantially similar claim. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Agent's obligations to contribute as provided in this Section 5(d) are several in proportion to their respective agency obligations and not joint. For purposes of this Section 5(d), each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act will have the same rights to contribution as the Selling Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 5(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made under this Section 5(d), notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation(s) it or they may have hereunder or otherwise than under this
Section 5(d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

        6. Termination. The obligations of the Selling Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Selling Agent, without liability on the part of the Selling Agent to the Company, if, prior to delivery and payment for the Shares, (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform all obligations on its part to be performed under this Agreement, (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have occurred any material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise), net worth or results of operation of the Company, whether or not arising in the ordinary course of business, (iii) trading in the Common Stock or securities generally shall have been suspended by the Commission or by The Nasdaq Stock Market, (iv) minimum or maximum prices shall have been established for the Common Stock or securities generally on either The Nasdaq Stock Market or the New York Stock Exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such market or exchange or by order of the Commission or any court or other


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governmental authority, (v) a general banking moratorium shall have been declared by the United States or New York State authorities, (vi) there shall have been enacted, published, decreed or otherwise promulgated any statute, regulation, rule or order of any court or other governmental body which, in the opinion of the Selling Agent, materially and adversely affects or may materially and adversely affect the business or operations of the Company or (vii) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Selling Agent, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus. Any termination pursuant to this Section 6 shall be without liability of any party to any other party except as provided in Section 5 hereof.

        7. Survival. The respective agreements, indemnities and other statements of the Company and the Selling Agent pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Selling Agent or any controlling person referred to in Section 5 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Section 5 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

        8. Notices. Notices given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 999 Baker Way, Fifth Floor, San Mateo, California 94404, Attention: Chief Financial Officer,
Telephone: (650) 578-0700 and Facsimile: (650) 524-5952, with a copy to Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301,
Attention: Eric J. Lapp, Esq., Telephone: (650) 328-6561 and Facsimile: (650) 327-3699 or (b) if to the Selling Agent, at the offices of Brean Murray & Co., Inc., 570 Lexington Avenue, New York, New York 10022-6822, Attention: Mr. A. Brean Murray, Telephone: (212) 702-6500 and Facsimile: (212) 702-6548, with a copy to Piper & Marbury L.L.P., 1251 Avenue of the Americas, New York, New York 10020-1104, Attention: Michael Hirschberg, Esq., Telephone: (212) 835-6270 and
Facsimile: (212) 835-6001. Any such notice shall be effective only upon receipt. Any notice under Section 5 or 6 hereof may be made by telephone or facsimile but if so made shall be subsequently confirmed in writing.

        9. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Selling Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 5 of this Agreement shall also be for the benefit of any person or persons who control the Selling Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act


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and (ii) the indemnities of the Selling Agent contained in Section 5 of this
Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from the Selling Agent shall be deemed a successor because of such purchase. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

        10. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

        11. Submission to Jurisdiction. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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        Please confirm that the foregoing correctly sets forth the agreement between the Company and the Selling Agent.

                                      Very truly yours,

                                      ENLIGHTEN SOFTWARE SOLUTIONS, INC.


                                      By:____________________________________
                                         Name:
                                         Title:



Confirmed as of the date first
above mentioned:


BREAN MURRAY & CO., INC.


By:_________________________________
   A. Brean Murray
   Chairman and Chief Executive Officer


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